Exhibit 4.4

Execution Version

REGISTRATION RIGHTS AGREEMENT
in relation to
GDC TECHNOLOGY LIMITED

(a company incorporated in the Cayman Islands)

DATED 21 MAY, 2013

GDC TECHNOLOGY LIMITED

AND

 CAG DIGITAL INVESTMENT HOLDINGS LIMITED

AND

GDC HOLDINGS LIMITED

AND

HUAYI BROTHERS INTERNATIONAL INVESTMENT LIMITED

AND

SWEET LIGHT (HK) LIMITED

AND

MIGHTY CAPITAL LIMITED

THIS AGREEMENT is made on 21 May, 2013

BETWEEN:

(1)                             GDC TECHNOLOGY LIMITED, a company incorporated under the laws of the Cayman Islands with registered number WK-276841 (the Company);

(2)                             CAG DIGITAL INVESTMENT HOLDINGS LIMITED, an exempted company incorporated in the Cayman Islands whose registered office is at c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman, Cayman Islands (CAG);

(3)                             GDC HOLDINGS LIMITED, a company incorporated in the British Virgin Islands whose registered office is at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands (GDC Holdings);

(4)                             HUAYI BROTHERS INTERNATIONAL INVESTMENT LIMITED, a company incorporated in the British Virgin Islands (Huayi);

(5)                             SWEET LIGHT (HK) LIMITED, a company incorporated in Hong Kong whose registered office is at Room 2701, 27/F., Tesbury Centre, 28 Queen’s Road East, Wanchai, Hong Kong (YunFeng); and

(6)                             MIGHTY CAPITAL LIMITED, a company incorporated in the Cayman Islands whose registered office is at Floor 4, Willow House, Cricket Square, PO Box 2804, Grand Cayman, Cayman Islands (Mighty Capital).

WHEREAS:

(A)                           CAG, GDC Holdings, Huayi, YunFeng and Mighty Capital are holders of ordinary shares in the Company.

(B)                           The parties wish to enter into this agreement in relation to the proposed registration of the Company’s Shares.

1.                                      INTERPRETATION

1.1                               In addition to terms defined elsewhere in this agreement, the definitions and other provisions in the schedule headed “Interpretation” apply throughout this agreement, unless the contrary intention appears.

1.2                               In this agreement, unless the contrary intention appears, a reference to a clause, subclause or schedule is a reference to a clause, subclause or schedule to this agreement. The schedules form part of this agreement.

1.3                               The headings in this agreement do not affect its interpretation.

2.                                      DEMAND REGISTRATION

2.1                               Request for Registration.

If the Company shall, at any time after six (6) months following the effective date of an Initial Public Offering, receive a written request from a Holder holding at least three percent (3%) of the Company’s Shares (such requesting Holder, the “Initiating Holder”) that the Company file a registration statement under the Securities Act covering the registration of all or some of the Registrable Securities held by the Initiating Holder, then the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities so requested by the Initiating Holder to be registered and included in such registration within sixty (60) calendar days after receipt of the written request from the Initiating Holder (or such longer period as the Initiating Holder may agree with the Company), and all additional Registrable Securities requested to be included in such registration by the other Holders pursuant to Clause 3, subject only to the limitations of this Clause 2 and Clause 4; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Clause 2.

2.2                               Maximum Number of Demand Registrations.

The Company shall not be obligated to effect more than two (2) such registrations pursuant to this Clause 2 in relation to each Holder.

2.3                               Termination of Demand Right

The Holders’ rights under this Clause 2 shall terminate on the second anniversary of the Initial Public Offering.

3.                                      PIGGYBACK REGISTRATION

The Company shall notify all the other Holders in writing at least twenty-five (25) calendar days prior to filing any registration statement under the Securities Act in connection with a secondary offering of all or any part of the Registrable Securities held by the Initiating Holder following a request by the Initiating Holder made pursuant to Clause 2 and, subject to Clause 4, shall afford each such Holder an opportunity to include in such registration up to such proportion of the Registrable Securities then held by such Holder as is equal to the proportion of Registrable Securities held by the Initiating Holder which are to be included in the registration.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within ten (10) calendar days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.

4.                                      UNDERWRITING

4.1                               If the Initiating Holder intends to distribute the Registrable Securities covered by any request made pursuant to Clause 2 by means of an underwriting, then it shall so advise the Company in the written request delivered to the Company pursuant to Clause 2.1.

4.2                               If the underwriter(s) advise(s) the Company and the Initiating Holder in writing that marketing factors require a limitation to the number of securities to be underwritten in a registration pursuant to Clause 2 or Clause 3, then the number of Registrable Securities that may be included in such underwriting and registration shall be reduced as required by the underwriter(s) accordingly; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities (other than Registrable Securities to be included by the Holders pursuant to Clause 2 and Clause 3) are first entirely excluded from the underwriting and registration.  In the event of reduction, the Registered Securities of the Initiating Holder and any person who has elected to participate in the registration pursuant to Clause 3 shall be reduced pro rata to the number of Registrable Securities they each required to be registered prior to such reduction.

4.3                               If the Initiating Holder, or any person electing to participate in the registration pursuant to Clause 3, disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least fifteen (15) calendar days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration, provided that a withdrawn registration by the Initiating Holder shall not be counted as a registration for the purposes of Sublause 2.2.

5.                                      EXPENSES

All Registration Expenses incurred in connection with any registration pursuant to Clauses 2 or 3 (but excluding Selling Expenses) shall be borne by the Company.  Each Holder participating in a registration pursuant to this agreement shall bear such Holder’s proportionate share (based on the total number of Shares registered in such registration) of all Selling Expenses in connection with the offering by the Holders.

6.                                      OBLIGATIONS OF THE COMPANY

Whenever required to effect the registration of any Registrable Securities under this agreement, the Company shall, as expeditiously as reasonably possible:

6.1                               Registration Statement.

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of a Holder, keep such registration statement effective for a period of up to the earlier of (a) ninety (90) calendar days or (b) such day the distribution contemplated in the registration statement has been completed ; provided, however, that such ninety (90) calendar-day-period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s) as long as such extended period does not exceed ninety (90) calendar days.

6.2                               Amendments and Supplements.

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

6.3                               Prospectuses.

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

6.4                               Blue Sky.

Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

6.5                               Underwriting.

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

6.6                               Notification.

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.7                               Listing.

Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

6.8                              Transfer Agent.

Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case no later than the effective date of such registration.

6.9                               Opinion and Comfort Letter.

Furnish, at the request of a Holder, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to such Holder, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any.

7.                                      FURNISH INFORMATION

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Clauses 2 or 3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities or in connection with qualification or compliance referred to in this agreement.

8.                                      INDEMNIFICATION

In the event any Registrable Securities are included in a registration statement under Clauses 2 or 3:

8.1                               By the Company.

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation committed by the Company, and the Company will reimburse each such Holder, its partners, officers, directors, legal counsels, underwriters or controlling persons for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subclause 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

8.2                               By Selling Holders.

To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subclause 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Subclause 8.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

8.3                               Notice.

Promptly after receipt by an indemnified party under this Clause 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Clause 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Clause 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Clause 8.

8.4                               Contribution.

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Clause 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Clause 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Clause 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company (if and only to the extent the Company is liable for such losses, claims, damages or liabilities) and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Subclause 10(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.5                               Survival.

The obligations of the Company and Holders under this Clause 8 shall survive the completion of any offering of Registrable Securities in a registration statement,

regardless of the expiration of any statute of limitations or extensions of such statute.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.                                      NO REGISTRATION RIGHTS TO THIRD PARTIES

Without the prior written consent of CAG, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand or “piggyback” registration rights described in this agreement, short form registration rights, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

10.                               RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the ordinary shares, the Company agrees to:

10.1                        Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

10.2                        File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

10.3                        So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration.

11.                               TERMINATION

Any Holder shall not be entitled to exercise any right provided for in this agreement upon that Holder ceasing to hold any Registrable Securities in the Company.

12.                               LIABILITY, ENFORCEABILITY AND WAIVERS

12.1                        The Company is excluded from any obligation contained in this agreement to the extent that such obligation would constitute an unlawful fetter on the Company’s statutory powers.

12.2                        Where any obligation or undertaking in this agreement is expressed to be made, undertaken or given by two or more parties, they shall be severally responsible in respect of it unless expressly provided to the contrary.

12.3                        Each of the provisions of this agreement shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any provision is void but would be valid if some part of it were deleted, the provision in question shall apply with such modification as may be necessary to make it valid.

12.4                        The rights of each party under this agreement may be exercised as often as necessary, are (unless otherwise expressly provided in this agreement) cumulative and not exclusive of rights and remedies provided by law and may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right.

12.5                        A waiver (whether expressed or implied) by one of the parties of any of the provisions of this agreement or of any breach of or default by the other party in performing any of those provisions shall not constitute a continuing waiver and the waiver shall not prevent the waiving party from subsequently enforcing any of the provisions of this agreement not waived or from acting on any subsequent breach of or default by the other party under any of the provisions of this agreement.

13.                               ASSIGNMENT

Save with the consent of the Company, the rights of a party under this agreement may only be assigned by a party to its Affiliate upon a transfer of Registrable Securities to that Affiliate, and then only to the extent those rights relate to the securities transferred.

14.                               GENERAL

14.1                        Time is not of the essence in relation to any obligation under this agreement unless time is expressly stated to be of the essence in relation to that obligation.

14.2                        This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

14.3                        Nothing in this agreement shall be deemed to constitute a partnership between the parties nor constitute any party the agent of any other party for any purpose.

15.                               NOTICES

15.1                        Any notice to be given under this agreement must be in writing and be delivered or sent by fax to the party to be served at its address or fax number appearing below, or at such other address and/or fax number as it may have notified to the other parties in accordance with this Subclause 15.1.

To the Company at:

Unit 1-7, 20th Floor, Kodak House II

39 Healthy Street East

North Point

Hong Kong

Fax number: +852 2579 1131

marked for the attention of: Dr. Chong Man Nang;

with a copy to:

Carlyle Asia Investment Advisors Limited

Suite 2801, Two Pacific Place

88 Queensway

Hong Kong

Fax number: +852 2878 7007

marked for the attention of: Sean Lu

To CAG at:

Carlyle Asia Investment Advisors

Suite 2801, Two Pacific Place

88 Queensway

Hong Kong

Fax number: +852 2878 7007

marked for the attention of: Sean Lu

To GDC Holdings at:

Unit 1-7, 20th Floor, Kodak House II

39 Healthy Street East

North Point

Hong Kong

marked for the attention of: Mr. Chen Zheng

Fax number: +852 2523 6891

To Huayi at:

A908, Full-Link Plaza,

No. 18 Chaowai Avenue,

Chaoyang District, Beijing, 10020

China

Fax number: +86 10 6588 1512

Attentions:  Ms Brenda Hu Ming

To YunFeng at:

Unit 3501

K. Wah Centre

1010 HuaihaiZhong Road

Shanghai 200031

China

Fax number: +86 21 3127 1750

Attentions:  Ying Lee

To Mighty Capital at:

Suite A, 12/F

Ritz Plaza, 122 Austin Road

Tsim Sha Tsui

Hong Kong

Fax number: + 852 3118 6161

15.2                        Any notice shall be deemed to have been given or made:

(a)                                 if delivered, at the time of delivery; or

(b)                                 if sent by fax, on the date of transmission, if despatched before 3:00 p.m. (local time at the place of destination) on any Business Day, and in any other case on the Business Day after the date of dispatch.

15.3                       In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the fax message was properly addressed and transmitted, as the case may be.

16.                               WHOLE AGREEMENT

16.1                        This agreement contains the whole agreement between the parties relating to the transactions contemplated by this agreement and supersedes all previous agreements, whether oral or in writing, between the parties relating to these transactions.

16.2                        Each party:

(a)                                 acknowledges that, in agreeing to enter into this agreement, it has not relied on any express or implied representation, warranty, collateral contract or other assurance (except those set out in this agreement and the documents referred to in it) made by or on behalf of any other party at any time before the signature of this agreement; and

(b)                                 waives all rights and remedies which, but for this Subclause 16.2, might otherwise be available to it in respect of any such express or implied representation, warranty, collateral contract or other assurance.

16.3                        Nothing in this Clause 16 limits or excludes any liability for fraud.

17.                               GOVERNING LAW AND JURISDICTION

17.1                        This agreement shall be governed by Hong Kong laws.  For the avoidance of doubt, the terms “register,” “registration” and “Registrable Securities” shall be construed in accordance with the Securities Act.

17.2                        Any dispute, controversy or claim arising out of or in connection with this agreement, or the breach, termination or invalidity thereof, and any dispute, controversy or claim relating to any non-contractual obligations arising out of or in connection with this agreement shall be finally resolved by arbitration seated in Hong Kong under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the Rules) for the time being in force when the “Notice of Arbitration” (as defined therein) is submitted in accordance with the Rules.  The number of arbitrators shall be three and arbitration proceedings shall be conducted in English.

AS WITNESS the hands of the parties (or their duly authorized representatives) on the date which first appears on page l.

SCHEDULE 1

INTERPRETATION

1.                                      In this agreement:

Affiliate means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For the purpose of this definition, the term control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise;

Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in Hong Kong, New York and the Cayman Islands for normal business;

Exchange Act means the United States Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time;

Holder means any party to this agreement, other than the Company, who holds any Shares in the Company;

Initial Public Offering means the first underwritten public offering by the Company of its Shares pursuant to an effective registration statement under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction);

Initiating Holder has the meaning given to it in Clause 2.1 of this Agreement;

Registrable Securities means the Company’s Shares, held by a Holder from time to time, but excluding any such Shares sold in a public offering, whether sold pursuant to Rule 144 under the Securities Act, or in a registered offering, or otherwise;

Registration Expenses shall mean all expenses incurred by the Company in complying with Clauses 2 and 3 of this agreement, including, without limitation, all registration and filing fees, share register fees, deposit agent fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders (to be elected by CAG), “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company);

SEC means the United States Securities and Exchange Commission;

Securities Act means the United States Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time;

Selling Expenses means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Clauses 2 and 3 of this agreement;

Share means shares or securities representing shares;

Violation means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other applicable laws of the United States or other relevant jurisdictions, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations:  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities law, or other applicable laws of the United States or other relevant jurisdictions.

2.                                      In this agreement:

(a)                                 references to a person include bodies corporate and an unincorporated association of persons;

(b)                                 references to an individual include his estate and personal representatives;

(c)                                  references to a party to this agreement include references to the successors and assigns (immediate or otherwise) of that party;

(d)                                 references to a transfer of a share include the disposal of any interest in that share (including the creation of any security interest or other third party right over any interest in that share and any renouncement in favor of another person of any right to the allotment or transfer of that share);

(e)                                  the words including and include shall mean including without limitation and include without limitation, respectively;

(f)                                   any reference importing a gender includes the other gender;

(g)                                  any reference to a time of day is to Hong Kong time;

(h)                                 any reference to HKD or HK$ is to Hong Kong dollars and any reference to USD or US$ is to United States dollars; and

(i)                                     any reference to a document is to that document as amended, varied or novated from time to time otherwise than in breach of this agreement or that document.

3.                                      If there is any conflict or inconsistency between a term in the body of this agreement and a term in any of the schedules or any other document referred to or otherwise incorporated in this agreement, the term in the body of this agreement shall take precedence.

4.                                      The eiusdem generis rule does not apply to this agreement.  Accordingly, specific words indicating a type, class or category of thing do not restrict the meaning of general words following such specific words, such as general words introduced by the word other or a similar expression.  Similarly, general words followed by specific words shall not be restricted in meaning to the type, class or category of thing indicated by such specific words.

5.                                      A reference in this agreement to any Hong Kong legal term for any action, remedy, method or form of judicial proceeding, legal document, court or any other legal concept or matter will be deemed to include a reference to the corresponding or most similar legal term in any jurisdiction other than Hong Kong, to the extent that such jurisdiction is relevant to the transactions contemplated by this agreement or the terms of this agreement.

6.                                      Paragraphs 1 to 5 hereinabove of this Schedule 1 apply unless the contrary intention appears.

EXECUTION PAGES

Signed by	)
for GDC TECHNOLOGY LIMITED	)
a company incorporated in the Cayman	)
Islands	)
/s/ GDC TECHNOLOGY LIMITED	)

[Signature Page to Registration Rights Agreement]

Signed by	)
for GDC HOLDINGS LIMITED	)
/s/ GDC HOLDINGS LIMITED	)

[Signature Page to Registration Rights Agreement]

Signed by	)
for CAG DIGITAL INVESTMENT	)
HOLDINGS LIMITED	)
/s/ CAG DIGITAL INVESTMENT	)
HOLDINGS LIMITED	)

[Signature Page to Registration Rights Agreement]

Signed by	)
for HUAYI BROTHERS	)
INTERNATIONAL	)
INVESTMENT LIMITED	)
/s/ HUAYI BROTHERS	)
INTERNATIONAL	)
INVESTMENT LIMITED	)

[Signature Page to Registration Rights Agreement]

Signed by	)
for SWEET LIGHT (HK))
LIMITED	)
/s/ SWEET LIGHT (HK) LIMITED	)

[Signature Page to Registration Rights Agreement]

Signed by	)
for MIGHTY CAPITAL	)
LIMITED	)
/s/ MIGHTY CAPITAL LIMITED	)

[Signature Page to Registration Rights Agreement]